Exhibit 5.1

November 19, 2021

Telesat Corporation 160 Elgin Street, Suite 2100 Ottawa, Ontario, Canada K2P 2P7

Re:	Telesat Corporation – Registration Statement on Form S-8

We have acted as Canadian counsel to Telesat Corporation, a corporation incorporated under the Business Corporations Act (British Columbia) (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) relating to the registration pursuant to the United States Securities Act of 1933, as amended, of (i) 305,499 Class A common shares and Class B variable voting shares; (ii) 598,392 Class A common shares and Class B variable voting shares; (iii) 1,487,581 Class A common shares and Class B variable voting shares; and (iv) 2,972,816 Class A common shares and Class B variable voting shares, in the capital of the Corporation (collectively, the “Shares”) which may be issued by the Corporation pursuant to each of its Amended & Restated Management Stock Incentive Plan (the “2008 Plan”), 2021 Amended & Restated Management Stock Incentive Plan (the “2013 Plan”), Restricted Share Unit Plan (the “RSU Plan”) and Omnibus Long Term Incentive Plan (the “Long Term Incentive Plan” and, together with the 2008 Plan, 2013 Plan and RSU Plan, the “Incentive Plans”), respectively.

We have examined the Registration Statement and the Incentive Plans, and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	certificate of a representative of the Corporation with respect to certain factual matters (the “Officer’s Certificate”);

(b)	the certificate of incorporation, notice of articles and articles of the Corporation;

(c)	certain resolutions of the Corporation’s directors; and

(d)	a certificate of good standing in respect of the Corporation dated November 19, 2021 issued by the Registrar of Companies of British Columbia.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents.

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)	all facts set forth in the Officer’s Certificate are complete, true and accurate as of the date hereof.

We are qualified to carry on the practice of law only in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Ontario includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Ontario in effect on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.

Where our opinion below refers to the Shares to be issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based and relying upon and subject to the foregoing, we are of the opinion at the date hereof that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Incentive Plans, will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement.

We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.

Yours truly,

/s/ Stikeman Elliott LLP